ANDERSEN


                                                Arthur Andersen LLP
                                                1345 Avenue of the Americas
                                                New York NY 10105-0032
                                                www.andersen.com



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Interiors, Inc.

February 26, 2002

Dear Sir/Madam:

We have read the six paragraphs of Item, 4 (a.) (i. through vi.) included in the Form 8-k dated February 15, 2002 of Interiors, Inc. ("the Registrant") filed with the Securities and Exchange Commission and agree with the statements contained therein except as indicated below:

         Paragraph (i.) of Item 4 (a.) indicates that the Registrant dismissed Andersen as its independent accountants on February 15, 2002. In fact, Andersen resigned as the Registrant's independent accountants on February 13, 2002.

Very truly yours,


/s/ Arthur Andersen LLP





cc. Mr. Mark Allen, President, Interiors, Inc.




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